CONFIRMING STATEMENT

 This Statement confirms that the undersigned, Robert E. Marks, has authorized and designated J. Scott Melton and Ross B. Nell to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Denny's Corporation.  The authority of J. Scott Melton and Ross B. Nell under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Denny's Corporation, unless earlier revoked in writing.  The undersigned acknowledges that J. Scott Melton or Ross B. Nell is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

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                                                                                                                          Robert E. Marks

Dated: __________________